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                                                                   Exhibit 23.1

                      Consent of Independent Accountants

  We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-92443) and Form S-3 (No. 333-54860) of our report dated January 26, 2001 relating to the consolidated financial statements and financial statement schedule of Rudolph Technologies, Inc., included in this Form 10-K.

                                     PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 13, 2001